FORM OF SECONDMENT AGREEMENT

          THIS SECONDMENT AGREEMENT (the “Agreement”) is made on ___________, 2010 by and between Vishay Intertechnology, Inc., a Delaware corporation (“VSH”), and Vishay Precision Group, Inc., a Delaware corporation (“VPG”).

          WHEREAS, VSH has agreed that it will supply to VPG assistance by seconding two of its employees, Dr. Felix Zandman and Reuven Katraro (together, the “Secondees”) to VPG in accordance with the terms and conditions of this Agreement.

          NOW IT IS HEREBY AGREED AS FOLLOWS:

     1. Secondment. VSH shall second the Secondees to VPG for the time periods described in Section 4, in accordance with the terms and conditions of this Agreement (the “Secondment”).

     2. Commitment to VPG. Subject to the provisions of Section 6, VSH shall be required to make each Secondee available to VPG for the performances of the Services described in Section 3 for up to five percent (5%) of such Secondee’s professional working time on a monthly basis; provided that in no event shall a Secondee be required to commit more than five (5) hours to the Services for VPG in the course of any given week.

     3. Services. Each Secondee will provide VPG with consulting services in research and development and technology (the “Services”) pursuant to the terms of this Agreement. Other than the Services, VSH shall not be required to make the Secondees available for the performance of any services to VPG.

     4. Term. The term of this Agreement shall commence on the date of this Agreement and shall continue thereafter until first anniversary, 2011 (the “Initial Term”), and shall thereafter automatically renew for additional one year periods (each, a “Renewal Term”, and the Initial Term or any such Renewal Term, the “Term”), unless sooner terminated in accordance with Section 11 of this Agreement or written notice is given by one party to the other at least 90 days prior to the expiration of the Initial Term or any Renewal Term, as applicable.

     5. Scheduling. Subject to the provisions of this Agreement, the Secondees shall perform the Services when and as requested by the Chief Executive Officer of VPG. The Chief Executive Officer of VPG shall consult with the Chief Executive Officer of VSH in good faith in order to schedule the time and place of the Services of each of the Secondees to VPG so as not to unreasonably interfere with the performance of the duties and responsibilities of the Secondee to VSH or impose hardship on the Secondees.

     6. Status. The Secondees shall at all times be and remain employees of the VSH, and nothing in this Agreement shall affect the employment relationship between VSH and each of the Secondees. While a Secondee is performing services for VPG, he shall hold himself out as a consultant to VPG, and he shall not, and VPG shall not permit him to, hold himself out as an employee of VSH.

     7. Obligations of VSH. VSH shall perform all obligations and discharge all liabilities which may be imposed on it by law or otherwise in its capacity as employer of the Secondees, including, without limitation, paying salary and providing employee benefits.

     8. Consideration.

          (a) In consideration for VSH seconding the Secondees to VPG, during the Term VPG shall pay to VSH in respect of each Secondee the amount per annum set forth on Exhibit A (the “Secondment Fee”). The Secondment Fee shall be payable in equal monthly installments on or before the first day of each calendar month during the Term (or if such day is not a business day, the next succeeding business day).

          (b) VPG shall also be responsible for the payment of any and all reasonable out-of-pocket business expenses incurred by either of VSH or such Secondee in connection with the performance of the Services by the Secondees, including, but not limited to, expenses for business travel and accommodation, in connection with a Secondee’s services as contemplated by this Agreement. In its discretion, VSH may reimburse a Secondee for such business expenses, in which case VSH shall be entitled to invoice VPG for amounts incurred by such Secondee. Payment by VPG shall be due within thirty (30) days of the date of invoice, unless otherwise agreed between VPG and the VSH.

          (c) All payments by VPG under this Agreement shall be made without set-off or counterclaim or condition, and otherwise in accordance with this Agreement.

     9. Liability and Indemnity.

          (a) VSH shall have no liability for any loss or damage (whether direct or indirect, physical, economic, consequential or otherwise) arising from or in connection with the provision of the Services to VPG by the Secondees. VPG agrees and acknowledges that it shall bear full and sole responsibility for supervising the Secondees’ performance of the Services during the course of the Secondment.

          (b) VPG agrees to indemnify and hold VSH fully and effectively harmless in respect of all and any liabilities which VSH may incur to any third party for claims, losses, liabilities or damages or loss of profit, savings, goodwill, business trade or any other economic loss arising in connection with the provision of any Services to VPG by the Secondees.

     10. Confidentiality and Intellectual Property Rights.

          (a) VSH shall cause each Secondee to enter into agreements as to confidentiality and as to compliance with policies corresponding to those normally obtained by VPG from its employees and consultants.

          (b) VSH and VPG each agrees to take all reasonable measures to protect the confidential information and intellectual property of the other that may, directly or indirectly, be disclosed in connection with the Secondment. Neither party will improperly use or disclose any confidential information or intellectual property of the other, without the other party’s consent, and each party agrees to promptly notify the other of its possession of any confidential information or intellectual property of the other.

          (c) If at any time during the Term either Secondee alone or jointly discovers or acquires any invention, development, improvement, process or design whatsoever or any interests therein which shall relate to or concern the activities of VPG, VSH shall cause each Secondee to be obligated to communicate full details thereof to VPG, and any such invention made or discovered as aforesaid shall belong to and be the absolute property of VPG; provided that no such invention, development, improvement, process or design shall incorporate the proprietary know-how or other intellectual property of VSH without the consent of VSH and, to the extent incorporating such know-how or intellectual property, shall not be the property of VPG unless otherwise agreed by VSH.

     11. Termination.

          (a) VPG may terminate this Agreement at any time and for any reason upon thirty (30) days advance written notice to VSH.

          (b) Either party may terminate this Agreement upon the occurrence of any of the following events, upon written notice to the other party:

     (i) with respect to one or both Secondees, in the event that either party commits a breach of this Agreement which in the case of a breach capable of remedy is not remedied within thirty (30) days after written notice has been given to the breaching party;

     (ii) with respect to one or both Secondees, if the other party is unable to pay its debts or upon the institution by or against such party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such party’s debts, upon such party making an assignment for the benefit of creditors, or upon such party’s dissolution or ceasing to do business; or

     (iii) with respect to either Secondee, if such Secondee is unable to properly perform the Services contemplated to be performed by such Secondee due to such Secondee’s death, disability, injury or any other reason, if such inability continues for a period of thirty (30) consecutive working days.

          (c) This Agreement shall terminate automatically, without notice to either party, with respect to either Secondee, if such Secondee’s employment with VSH is terminated for any reason. In the event such employment with VSH is terminated, VSH shall provide prompt notice of same to VPG.

          (d) Termination of this Agreement for any reason shall not affect the rights and obligations of the parties hereunder that have accrued up to the date of or arising out of such termination or expiry, including the right to claim damages as a result of a breach of this Agreement, or any obligations to pay any outstanding payments due to third parties after the termination date.

          (e) The following provisions shall survive termination of this Agreement: Section 10 (“Confidentiality and Intellectual Property Rights”); and Section 12 (“Miscellaneous”).

     12. Miscellaneous.

          (a) Notice. Any notice to be served on either of the parties by the other shall be sent by certified first class mail to the business address of the party to whom it is sent, attention Chief Executive Officer of the applicable party.

          (b) No Third Party Beneficiaries; Assignability. The provisions of this Agreement are solely for the benefit of the parties hereto and their respective successors and permitted assigns, and are not intended to confer upon any other person, including the Secondees, any third party beneficiary rights under this Agreement. Neither party may assign, delegate or transfer (by merger, operation of law or otherwise) its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party. Notwithstanding the foregoing, either party will have the right to assign this Agreement to any direct or indirect wholly-owned subsidiary of such party subject to such party remaining liable for the fulfillment of its obligations under this Agreement.

          (c) Relationship of the Parties. Nothing in this Agreement shall be deemed or construed by the parties, or by any third party, to create the relationship of a partnership, joint venture or similar relationship between the parties hereto, and neither party shall be deemed to be the agent of the other party by virtue of this Agreement, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of independent parties contracting for services. Neither party has and neither party shall hold itself out as having any authority to enter into any contract or create any obligation or liability on behalf of, in the name of, or binding upon the other party or to transact business in the other party’s name or on its behalf, or make any promises or representations on behalf of the other party by virtue of this Agreement.

          (d) Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof to the extent such rules would require the application of the law of another jurisdiction.

          (e) Dispute Resolution. The terms and provisions of Article VIII of the Master Separation and Distribution Agreement dated as of the date hereof between VSH and VPG, relating to the procedures for resolution of any disputes between the parties, shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to or arise under or in connection with this Agreement, or the transactions contemplated hereby, mutatis mutandis; provided that the parties agree that the remedy at law for any breach of this Agreement may be inadequate, and that, as between VSH and VPG, any party by whom this Agreement is enforceable shall be entitled to seek temporary, preliminary or permanent injunctive or other equitable relief with respect to the specific enforcement or performance of this Agreement. Such party may, in its sole discretion, apply to a court of competent jurisdiction for such injunctive or other equitable relief as such court may deem just and proper in order to enforce this Agreement, or prevent any violation hereof, and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

          (f) Consent to Jurisdiction. The parties to this Agreement submit to the exclusive jurisdiction of the federal and state courts located in Philadelphia, Pennsylvania and the City of New York, Borough of Manhattan for the purposes of any suit, action or other proceeding to compel arbitration, for the enforcement of any arbitration award or for specific performance or other equitable relief pursuant to Section 11(e). Each of the parties irrevocably waives any objection to venue in the federal and state courts located in Philadelphia, Pennsylvania and the City of New York, Borough of Manhattan of any action, suit or proceeding arising out of this Agreement, or the transactions contemplated hereby for which it has submitted to jurisdiction pursuant to this Section 11.6 and waives any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          (g) Waiver of jury trial. Subject to Section 11(e), each of the parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any court proceeding directly or indirectly arising out of and permitted under or in connection with this agreement or the transactions contemplated by this agreement. Each of the parties hereby (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 11(g).

          (h) Amendment. No provisions of this Agreement shall be deemed amended, modified or supplemented by any party, unless such amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such amendment, supplement or modification.

          (i) Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

          (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered or transmitted by facsimile, e-mail or other electronic means, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A facsimile or electronic signature is deemed an original signature for all purposes under this Agreement.

[Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date first above written.

VISHAY INTERTECHNOLOGY, INC.

By:
Name:
Title:

VISHAY PRECISION GROUP, INC.

By:
Name:
Title:

EXHIBIT A

SECONDMENT FEE

VPG will pay to Vishay a Secondment Fee equal to $60,000 in the aggregate per year in exchange for the services to be provided by Dr. Felix Zandman and Mr. Reuven Katraro.